Exhibit 99.1

Profit Forecast

October 22, 2015

Dear Perrigo Shareholder

On September 14, 2015, Mylan N.V. (“Mylan”) commenced an unsolicited exchange offer (the “Offer”) to acquire all of the ordinary shares of Perrigo Company plc (“Perrigo”). On September 17, 2015, Perrigo filed a solicitation/recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”) that also constitutes a response document pursuant to the Irish Takeover Rules in response to the Offer. Perrigo’s Schedule 14D-9 has previously been sent to you.

In accordance with the Irish Takeover Rules, where Perrigo gives earnings guidance or a cash flow forecast (known as a “profit forecast” under the Irish Takeover Rules), following the dispatch of the Schedule 14D-9 to shareholders, those profit forecasts must be sent to Perrigo shareholders and certain attestations to those profit forecasts must also be provided.

As Perrigo has today publicly disclosed revised earnings guidance and a cash flow forecast for calendar year 2015, and issued earnings guidance for calendar year 2016, those profit forecasts have been repeated in this letter.

In addition to setting out such profit forecasts, this letter includes a report from Perrigo’s auditor, Ernst & Young LLP, confirming that the Perrigo profit forecasts have been properly compiled on the basis of the assumptions made by the directors of Perrigo and that the basis of accounting used is consistent with the accounting policies of Perrigo, and from Perrigo’s financial advisor, Morgan Stanley & Co. LLC, through its affiliate Morgan Stanley & Co. International plc confirming that it considers that the Perrigo profit forecasts have been made with due care and consideration, each prepared solely for the purposes of complying with Rule 28.3 of the Irish Takeover Rules.

Very truly yours,

Joseph C. Papa

President, Chief Executive Officer and Chairman

Unless otherwise defined in this communication, capitalized terms shall have the meaning given to them in the Schedule 14D-9.

Irish Takeover Rules

The directors of Perrigo accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors of Perrigo (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in 1% or more of any class of relevant securities of Perrigo or Mylan may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie. “Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020; fax number +353 1 678 9289.

Rule 27 of the Irish Takeover Rules

There has been no material change to the information contained in Annex C of the Schedule 14D-9. With respect to the specific information requirements of Rule 27.1, there have been no changes to the information previously provided in Annex C of the Schedule 14D-9 save as follows:

1.	On October 22, 2015 Perrigo released its quarterly results for the three months ended on September 26, 2015, which results may be found at www.perrigo.com and which will also be filed on Form 10-Q with the SEC on or before November 5, 2015.

2.	Morgan Stanley Strategic Investments, Inc. holds a short position in two (2) Mylan shares.

3.	The following persons connected with Michael J Jandernoa (“connected with” having the meaning given to it in Section 220 of the Companies Act 2014 of Ireland) dealt in the following Mylan securities (though Mr. Jandernoa has no control over the connected parties):

Party	Date of dealing	Nature of Transaction	Number of relevant Mylan securities	Price paid
M&S Family INV US TLH	22 September, 2015	Buy	70	$46.14
MSJ Capital LLC TLH S&P 500	7 October, 2015	Sell	290	$41.48
Jandernoa Michael TR TACS S&P	14 October, 2015	Buy	360	$42.05

4.	Accordingly, the above entities have the following interests in relevant Mylan securities.

Party	Number of relevant Mylan securities
M&S Family INV US TLH	70
MSJ Capital LLC TLH S&P 500	560
Jandernoa Michael TR TACS S&P	190

Important Information

Morgan Stanley & Co. LLC acting through its affiliate, Morgan Stanley & Co. International plc, is financial advisor to Perrigo and no one else in connection with the matters referred to in this communication. In connection with such matters, Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc, each of their affiliates and each of their and their affiliates’ respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to any other person other than Perrigo for providing the protections afforded to their clients or for providing advice in connection with the contents of this communication or any other matter referred to herein.

Consent

Each of Ernst & Young LLP and Morgan Stanley & Co. International plc has given and has not withdrawn its consent to the inclusion in this document of the references to its name in the form and context in which they appear.

A written consent under the Irish Takeover Rules is different from a written consent filed with the SEC under section 7 of the Securities Act and accordingly this is not a written consent under Section 7 of the Securities Act.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including future actions that may be taken by Mylan in furtherance of its unsolicited offer; the timing, amount and cost of share repurchases; and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Perrigo Company’s Form 10-K for the year ended June 27, 2015, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this communication are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Perrigo

Perrigo Company plc, a top five global over-the-counter (OTC) consumer goods and pharmaceutical company, offers consumers and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world’s largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides “Quality Affordable Healthcare Products®” across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other key markets including Israel and China.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the exchange offer commenced by Mylan N.V., Perrigo has filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). Security holders are urged to read the solicitation/recommendation statement and other relevant materials if and when they become available because they will contain important information. The solicitation/recommendation statement and other SEC filings made by Perrigo may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of the Perrigo website at perrigo.investorroom.com. Shareholders may also obtain copies of the information by contacting Mackenzie Partners, Inc. at 212-929-5500 or 800-322-2885 Toll-Free in North America or by email at PRGO@mackenziepartners.com.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION (DIRECTLY OR INDIRECTLY) IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE THIS WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

This communication has been prepared in accordance with U.S. securities law, Irish law, and the Irish Takeover Rules.

A copy of this communication will be available on Perrigo’s website at www.perrigo.com.

PERRIGO PROFIT FORECASTS

Profit Forecasts including Bases and Assumptions

1.	General

On October 22, 2015, within its quarterly earnings release, Perrigo Company plc (“Perrigo”) issued forward looking statements:

•	Forward looking calendar 2015 guidance of adjusted earnings per diluted share between $7.65 and $7.85

•	Forward looking calendar 2016 guidance of adjusted earnings per diluted share of around $9.30 (+/-2%)

On April 21, 2015, within its quarterly earnings release, Perrigo Company plc (“Perrigo”) issued forward looking consolidated calendar 2015 guidance of operating cash flows greater than $1.2 billion.

The statements above regarding forecasted operating cash flows for calendar year 2015 and forecasted adjusted earnings per diluted share for calendar 2015 and 2016 constitute a profit forecast (“Profit Forecast”) for the purposes of Rule 28 of the Irish Takeover Rules.

Adjusted earnings per diluted share is calculated as adjusted net income per share divided by weighted average diluted shares outstanding. Adjusted net income is defined as U.S. GAAP net income, adjusted to exclude:

•	Acquisition related items including amortization of acquired intangible assets amortization, inventory step-up expenses, contingent consideration costs, debt and/or equity financings completed in the anticipation of closing an announced acquisition, gains/losses on derivatives and debt termination expense related to acquisition financing

•	Tax impact of the above referenced acquisition related items; such items were included in adjusted net income for calendar 2015.

•	Restructuring charges and incremental employee related costs such as redundant employee expenses related to completed acquisitions, organizational restructuring, and operational model effectiveness.

•	Unusual litigation charges

•	An initial payment made by Perrigo in connection with an R&D arrangement

•	Equity method investment losses

•	Legal and consulting fees related to the Mylan defense

•	Goodwill impairment

•	Investment impairment charges

•	Income from discontinued operations

•	Gains and losses associated with the sale of the Vitamins business

•	Tax effect of the above items

Adjusted weighted average diluted shares outstanding is calculated by adding the incremental shares from assumed conversions of stock options and restricted stock awards to the weighted average basic shares outstanding and deducting the impact of shares issued to finance the Omega Pharma acquisition prior to the close of that transaction.

2.	Basis of preparation

For calendar year 2015 the Profit Forecast is based on the unaudited published results for the nine months to September 26, 2015 plus forecasted results for the three months ended December 31, 2015. For calendar year 2016 the Profit Forecast is based on a forecast for the twelve months ended December 31, 2016. The Profit Forecast has been prepared on a basis consistent with the accounting policies adopted by Perrigo which are in accordance with U.S. GAAP and those adopted in the audited financial statements for the fiscal year ending June 27, 2015 as well as those expected to be adopted for the six month period ended December 31, 2015 and for the fiscal year ended December 31, 2016. Perrigo is changing its fiscal year end to December 31 beginning with the year ended December 31, 2016. Perrigo will publish unaudited calendar 2015 financial results with the quarterly earnings release for the quarter ended December 31, 2015.

The 2016 forecast for Branded Consumer Healthcare includes a full year of net sales for Omega as compared to nine months for 2015.

The following items are not included in the Company’s Profit Forecast:

•	The impact of the share buyback program announced by the Company on October 22, 2015 (the “Share Buyback Program”), on forecasted weighted average shares outstanding, and

•	The run-rate impact of optimization actions which management expects to achieve after calendar year 2016.

The Profit Forecast was prepared on the basis that there will be no material change in the ownership of Perrigo.

3.	Assumptions

The Perrigo Directors have prepared the Profit Forecast on the basis of the following assumptions:

Factors outside the influence or control of the Perrigo Directors

•	There will be no changes in regulation which would impact the Company’s ability to price prescription products.

•	There will be no changes in general trading conditions, economic conditions, competitive environment or levels of demand, in the countries in which Perrigo operates or trades which would materially affect Perrigo’s business.

•	There will be no business interruptions that materially affect Perrigo, its major suppliers or major customers by reason of technological faults, natural disasters, industrial disruption, civil disturbance or government action.

•	There will be no material changes in the price of raw materials, freight, energy, and labor costs from the prices and costs in place at the date of this profit forecast.

•	There will be no material changes in exchange rates, interest rates, bases and rates of taxes, and legislative or regulatory requirements which would have a material impact on Perrigo.

•	There will be no material adverse events that affect Perrigo’s key products, including, competition from new generic variants, product recalls, product liability claims or discovery of previously unknown side effects.

Other than the impact of the factors above, the Profit Forecast assumes the following factors within the Directors Influence and Control

•	Fourth quarter 2015 net sales for the CHC, BCH, Rx and Specialty Sciences segments are assumed to grow in line with the growth rates achieved 2015 year-to-date.

•	The 2016 net sales for CHC, BCH and Rx segments are forecasted to grow organically in the middle of the three year compounded annual growth rate ranges published and disclosed to investors in the October 22, 2015 earnings release presentation. The ranges published and disclosed in April 2015 forecasted compounded annual growth of 5% - 10% for the CHC and BCH segments and 8% - 12% for the Rx segment.

•	The integration and realization of synergies in relation to the acquisition of, Omega Pharma, certain branded consumer healthcare products from GSK, and Yokebe will proceed as planned and will not be subject to unforeseen material delays.

•	The forecast only includes those acquisitions closed or announced on or prior to October 22, 2015 and does not include any additional acquisitions, dispositions, partnerships, in-license transactions, or any changes to Perrigo’s existing capital structure or business model after October 22, 2015.

•	Adjusted operating margin is forecasted to remain consistent in 2016 when compared to 2015 and average ~28% of net sales.

•	Interest rates underlying Perrigo’s variable rate debt instruments will not vary significantly from the spot rates in effect as of October 22, 2015.

•	The announced restructuring activities will proceed as planned and will not be subject to unforeseen material delays.

•	The adjusted effective tax rate for the year ended December 31, 2016 is estimated at 14%-15% assuming a jurisdictional mix of incomes in line with the Company’s current operations and the implementation of the actions announced on October 22, 2015.

•	Other than the Share Buyback Program, there will be no material share repurchases, or issuances, in determining weighted average number of diluted shares.

Reports on Perrigo Profit Forecast:

The reports on the Perrigo Profit Forecasts as required by Rule 28.3 of the Takeover Rules have been prepared by (i) Ernst & Young LLP and (ii) Morgan Stanley & Co. International plc.

Copies of their respective reports are included as Appendix I and Appendix II of this letter and may also be found at Perrigo’s website www.perrigo.com.

Appendix I

Report of Ernst & Young LLP on Perrigo Profit Forecasts

The Directors

Perrigo Company plc

Treasury Building

Lower Grand Canal St.

Dublin 2, Ireland

Attention: Judy Brown

Executive Vice President and Chief Financial Officer

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London, E14 4QA

October 22, 2015

Ladies and Gentlemen:

We report on the profit forecast comprising the statements made by Perrigo Company plc (the “Company”) in respect of the adjusted earnings per diluted share and operating cash flows for the calendar year 2015 (December 31, 2015) and the adjusted earnings per diluted share for the calendar year 2016 (December 31, 2016) (collectively, the “Profit Forecast”). The Profit Forecast, and the material assumptions upon which it is based, are set out in the document mailed to shareholders (to which this letter is appended) (the “Profit Forecast Document”). This report is required by Rule 28.3(a) of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (as amended) (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Accordingly, we assume no responsibility in respect of this report to Mylan, N.V. (the “Offeror”) or any person connected to, or acting in concert with the Offeror or to any other person who is seeking or may in future seek to acquire control of the Company (an “Alternative Offeror”) or to any other person connected to or acting in concert with an Alternative Offeror.

Responsibilities

It is the responsibility of the directors of the Company (“the Directors”) to prepare the Profit Forecast in accordance with the requirements of the Rules. It is our responsibility to form an opinion as required by the Rules as to the proper compilation of the Profit Forecast and to report that opinion to you.

It is the responsibility of Morgan Stanley & Co. International plc to form an opinion as required by the Rules as to whether the Profit Forecast has been prepared with due care and consideration.

Save for any responsibility that we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with, this report.

Basis of preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated in the Profit Forecast Document.

The calendar year 2015 operating cash flow and adjusted EPS profit forecast is based on the unaudited published results for the nine months ended September 26, 2015 plus forecasted results for the three month period ended December 31, 2015. The calendar year 2016 adjusted EPS profit forecast is based on twelve months of forecasted results for the year ended December 31, 2016.

The following items are not included in the Company’s Profit Forecast:

•	The impact of the share buyback program announced by the Company on October 22, 2015 (the “Share Buyback Program”), on forecasted weighted average shares outstanding, and

•	The run-rate impact of optimization actions which management expects to achieve after calendar 2016.

The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Company.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom for use in the United Kingdom and Ireland. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Company. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America or other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Profit Forecast has been properly compiled on the basis of the assumptions made by the Directors as set out in the Profit Forecast Document and the basis of accounting used is consistent with the accounting policies of the Company.

Yours faithfully

Ernst & Young LLP

Appendix II

Report of Morgan Stanley & Co. International plc on Perrigo Profit Forecast

22 October, 2015

Board of Directors,

Perrigo Company plc,

Treasury Building,

Lower Grand Canal St,

Dublin 2, Ireland

Dear Sirs,

Perrigo Company (the “Perrigo”)

We refer to the statements made by Perrigo in respect of the adjusted earnings per diluted share and operating cash flows for the calendar year 2015 (31 December, 2015) and the adjusted earnings per diluted share for calendar year 2016 (31 December, 2016) (the “Profit Forecasts”) more particularly as set out in the document mailed to shareholders (to which this letter is appended) (the “Profit Forecast Document”), for which the directors of Perrigo (the “Directors”) are solely responsible under Rule 28 of the Irish Takeover Panel Act 1997, Takeover Rules 2013 (the “Irish Takeover Rules”).

We have discussed the Profit Forecasts (including the bases and assumptions on which it is made), with the Directors and Ernst & Young LLP, Perrigo’s reporting accountants. We have also discussed the accounting policies and bases of calculation for the Profit Forecasts with you and with Ernst & Young LLP. We have also reviewed the work carried out by Ernst & Young LLP and have discussed with them the opinion set out in Appendix I of the Profit Forecast Document addressed to yourselves and ourselves on this matter. We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of Perrigo, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter. You have confirmed to us that all information relevant to the Profit Forecasts have been disclosed to us. We do not express any view as to the achievability of the Profit Forecasts.

This letter is provided to you solely in connection with Rule 28.3(a) and Rule 28.4 of the Irish Takeover Rules and for no other purpose. We accept no responsibility to Perrigo or its shareholders or any person other than the Directors in respect of the contents of this letter; no person other than the Directors can rely on the contents of this letter and, to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter or the work undertaken in connection with this letter or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Profit Forecasts, for which you as the Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,

Morgan Stanley & Co. International plc